Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the following listed Registration Statements on Form S-8 of RF Monolithics, Inc. of our report dated November 17, 2005 relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of RF Monolithics, Inc. for the year ended August 31, 2005: 333-83492, 333-01420, 333-23669, 333-59643, 333-83689, 333-34912, 333-58530, 333-84612, 333-104021 and 333-113885.

/s/ McGladrey & Pullen, LLP

September 15, 2006